                                                                               .
                                                                               .
                                                                               .

EXHIBIT 21

SUBSIDIARIES OF ALASKA AIR GROUP, INC.

Name                                        State of Incorporation
------------------------------              ----------------------
Alaska Airlines, Inc.                              Alaska

Horizon Air Industries, Inc.                     Washington

AAG Fueling Services, Inc.                        Delaware

AAG Leasing, Inc                                  Delaware

AAGL-I                                            Delaware

Air Group Leasing Equity, Inc.                    Delaware

Air Group Leasing, Inc.                           Delaware